Exhibit (i)(2)

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0472 F: +1 202.637.3593 cynthiabeyea@ eversheds-sutherland.com

April 23, 2020

M Fund, Inc.

1125 N.W. Couch Street

Suite 900

Portland, OR  97209

Re:	M Fund, Inc.
SEC File Nos. 033-95472 and 811-09082

Directors:

We hereby consent to the reference to our name under the caption “Legal Counsel” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A filed by M Fund, Inc. (File Nos. 033-95472 and 811-09082).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

EVERSHEDS SUTHERLAND (US) LLP

/s/ Cynthia R. Beyea

Cynthia R. Beyea

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland.  For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.